Exhibit 10.20
Execution Copy
SUBORDINATION AND INTERCREDITOR AGREEMENT
     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “ Agreement ”) is entered into as of this October 31, 2005, by and among TCH FUNDING CORP., a Delaware corporation (“TCH” or the “Subordinated Creditor”, TENSAR HOLDINGS, INC., a Delaware corporation (“Tensar Holdings” or the “Credit Party ”), and TCO FUNDING CORP., a Delaware corporation (“TCO” or the “Senior Creditor”).
R E C I T A L S
     A. The Credit Party and the Senior Creditor, and the other Persons party thereto have entered into the Lease Agreement, the Working Commodities Purchase Agreement, and the Second Lien Commodities Purchase Agreement, each of even date herewith, (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Agreements”) pursuant to which, among other things, the Senior Creditor has agreed, subject to the terms and conditions set forth in the Senior Agreements, to make certain financial accommodations to The Tensar Corporation, LLC, a Georgia limited liability company (“Tensar”) and Tensar Holdings has guaranteed payment of such financial accommodations pursuant to the Senior Guarantee and Collateral Agreement (as defined herein). All of Tensar Holdings’ obligations to the Senior Creditor under the Senior Agreements and the other Senior Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of Tensar Holdings (the “Tensar Holdings Collateral”).
     B. (i) Tensar Holdings has entered into Murabaha Facility Agreement of even date herewith (the “Tensar Holdings Commodities Purchase Agreement”) pursuant to which TCH has entered into commodities purchase transactions with an initial aggregate stated Murabaha Price of $52,500,000.
     C. As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditor to consummate the transactions contemplated by the Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents, the Senior Creditor has required the execution and delivery of this Agreement by the Subordinated Creditor and the Credit Party in order to set forth the relative rights and priorities of the Senior Creditor and the Subordinated Creditor under the Senior Documents (as hereinafter defined) and the Subordinated Documents.
     NOW, THEREFORE, in order to induce the Senior Creditor to consummate the transactions contemplated by the Senior Documents, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1. Definitions. The following terms shall have the following meanings in this Agreement:
     “Acquisition Cost” shall have the meaning assigned to such term in the Lease Agreement.

     “Agreed Profit” shall have the meaning assigned to such term term in the Tensar Holdings Commdodities Purchase Agreement, the Second Lien Commodities Purchase Agreement or the Commodities Purchase Agreement, as applicable.
     “Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
     “Commodities Purchase Agreement” shall mean the Working Capital Murabaha Facility Agreement, dated as of the Effective Date, by and between Tensar Holdings, Tensar, TCO Funding Corp., Credit Suisse, as administrative agent, and the other Persons parties thereto as the same may be amended, supplemented or otherwise modified from time to time.
     “Distribution” shall mean, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.
     “Effective Date” shall mean October 31, 2005.
     “Enforcement Action” shall mean (a) to take from or for the account of the Credit Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Credit Party, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Obligations or applicable law with respect to the Subordinated Obligations, (c) to accelerate the Subordinated Obligations, (d) to exercise any put option or to cause the Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Document or (e) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Credit Party.
     “Lease Agreement” shall mean the Lease Financing and Purchase Option Agreement, dated as of the Effective Date, by and among Tensar Holdings, Tensar, TCO and Credit Suisse, as administrative agent, as the same may be amended, supplemented, or modified from time to time.
     “Lease/Purchase Facilities Documents” shall mean the Lease Agreement and the Commodities Purchase Agreement, each dated as of the date hereof, by and among the Senior Creditor, Tensar Holdings, Tensar and the other Persons party thereto, each other document executed by Tensar Holdings or any of its Subsidiaries in connection therewith, and all other instruments, agreements and other documents evidencing or governing such agreements or providing for any guarantee, lien or other right in respect of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time.
     “Murabaha Price” shall have the meaning assigned to such term in the Tensar Holdings Commodities Purchase Agreement, the Second Lien Commodities Purchase Agreement or the Commodities Purchase Agreement, as applicable.
     “Permitted Refinancing” shall mean any refinancing (including successive refinancings) of the Senior Obligations under the Lease/Purchase Facilities Documents or under the Second Lien Commodities Purchase Facility Documents, provided that the financing documentation entered into by the Credit Party in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Documents.
     “Permitted Refinancing Senior Documents” shall mean any financing documentation which replaces all or any portion of the Senior Documents (or any prior Permitted Refinancing Senior Documents) and pursuant to which the Senior Obligations under the Senior Documents (or any prior Permitted Refinancing Senior Documents) are refinanced, in whole or in part, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the Senior Documents (or any prior Permitted Refinancing Senior Documents) or (b) could be included in the Senior Documents (or any prior Permitted Refinancing Senior Documents) by an amendment or other modification that would not be prohibited by the terms of this Agreement.
     “Permitted Subordinated Obligations Payments” means (a) (1) payment of the Murabaha Price provided that all of such amount is immediately used to enter into another Metals Transaction pursuant to the Tensar Holdings Commodities Purchase Agreement (it being understood that no such Murabaha Price payable under the Tensar Holdings Commodities Purchase Facility Documents (except as expressly indicated herein) may be paid in cash during the term of this Agreement), and (2) payment in cash of reasonable out-of-pocket costs and expenses payable pursuant to the Tensar Holdings Commodities Purchase Agreement, in accordance with the terms of the Tensar Holdings Commodities Purchase Agreement, as in effect on the date hereof or as modified in accordance with the terms of this Agreement, and (b) payment by Tensar Holdings on or after (but not before) October 31, 2011 in cash of the aggregate amount of all Agreed Profit payable with respect to the Subordinated Obligations earned from October 31, 2005 through October 30, 2010 and (c) payment by Tensar Holdings after October 30, 2011 in cash of all Agreed Profit on the regularly scheduled Transaction Payment Date due and payable on a non-accelerated basis in accordance with the terms of the Tensar Holdings Commodities Purchase Agreement, as in effect on the date hereof or as modified in accordance with the terms of this Agreement and (e) Reorganization Subordinated Securities.

     “Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
     “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Credit Party.
     “Purchase Price” shall have the meaning assigned to such term in the Commodities Purchase Facility Agreement and the Second Lien Commodities Purchase Agreement.
     “Registered Subordinated Creditor” shall mean the Subordinated Creditor whose name and address appears in Section 8 of this Agreement or any successor or assignee, whose name and address (including telecopy numbers) have been delivered to TCO in writing, the receipt of which has been acknowledged by TCO in writing.
     “Rent” shall have the meaning assigned to such term in the Lease Agreement.
     “Rental Rate” shall have the meaning assigned to such term in the Lease Agreement.
     “Reorganization Subordinated Securities” shall mean any debt or equity securities of the Credit Party or any other Person that are distributed to the Subordinated Creditor in respect of the Subordinated Obligations pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Obligations (or any debt or equity securities issued in substitution of all or any portion of the Senior Obligations) to at least the same extent as the Subordinated Obligations is subordinated to the Senior Obligations, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Obligations has at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of, or other obligor on, such debt or equity securities than are the terms of (A) the Senior Obligations or (B) if (x) the Senior Creditor receives any debt or equity securities of the Credit Party or any other Person in respect of the Senior Obligations pursuant to a confirmed plan of reorganization or adjustment or (y) any Senior Obligation is outstanding or any commitment under the Senior Documents is not terminated, the Subordinated Obligations as in effect on the date hereof.
     “Second Lien Commodities Purchase Agreement” shall mean the Second Lien Murabaha Facility Agreement, dated of the Effective Date, by and between Tensar and TCO Funding Corp., as the same may be amended, supplemented or otherwise modified from time to time.

     “Second Lien Commodities Purchase Facility Documents” shall mean the Second Lien Commodities Purchase Agreement, and all other instruments, agreements and other documents evidencing or governing the such agreement or providing for any guarantee or other right in respect thereof, as the same may be amended, supplemented or otherwise modified from time to time.
     “Senior Covenant Default” shall mean any “Event of Default” under the Senior Documents (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.
     “Senior Documents” shall mean the Lease/Purchase Facilities Documents, the Second Lien Commodities Purchase Facility Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Documents.
     “Senior Default” shall mean any Senior Payment Default or Senior Covenant Default.
     “Senior Default Notice” shall mean a written notice from TCO to the Registered Subordinated Creditor pursuant to which the Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and which notice expressly states that it is a “Senior Default Notice” hereunder.
     “Senior Guarantee and Collateral Agreement” shall mean, collectively, the First Lien Guarantee and Collateral Agreement and the Second Lien Guarantee and Collateral Agreement, each dated as of the date hereof, by Tensar Holdings, Tensar, the other subsidiaries of Tensar Holdings party thereto, the Senior Creditor, and the other Persons party thereto (as each may be amended, supplemented or modified from time to time).
     “Senior Obligations” shall mean all obligations, liabilities and indebtedness of every nature of the Credit Party, Tensar or any Subsidiary of the Credit Party from time to time owed to the Senior Creditor or any other Person under the Senior Documents, including, without limitation, the principal amount of all Acquisition Cost, Murabaha Price, the Rental Rate portion of rent, Agreed Profit, Supplemental Rent, Supplemental Profit, fees, including late fees, debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, and any guarantee in respect of any of the foregoing, in each case whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any Rental Rate portion of Rent or Agreed Profit accruing thereon after the commencement of a Proceeding, without regard to whether or not such Rental Rate portion of Rent or Agreed Profit is an allowed claim; provided, however, that in no event shall the stated amount of the Senior Obligations consisting of Purchase Price or Acquisition Cost exceed the sum of (i) $261,000,000, reduced by the amount of any repayments and commitment reductions under the Senior Documents to the extent that such payments and reductions may not be reused (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus (ii) any Rental Rate portion of Rent, Agreed Profit, interest, fees and expenses that are capitalized, plus (iii) 18,000,000. In addition to the foregoing, until the Senior Obligations shall have been indefeasibly paid in full in cash and all commitments to enter into commodities purchase transactions have terminated, any intercompany obligations pledged to the Senior Lenders as collateral pursuant to the Senior Documents, shall also be deemed to be Senior Obligations. Senior Obligations shall be considered to be outstanding whenever, among other things, any commitment to engage in commodities transactions under any Senior Document is outstanding.
     “Senior Payment Default” shall mean any “Event of Default” under the Senior Documents resulting from the failure of the Credit Party or any of its Subsidiaries to pay, on a timely basis, any Acquisition Cost, Rent, Agreed Profit, Murabaha Price, principal, interest, fees or other obligations under the Senior Documents including, without limitation, any default in payment of Senior Obligations after acceleration thereof, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.
     “Subordinated Obligations” shall mean all of the obligations of the Credit Party to the Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Documents.
     “Subordinated Documents” shall mean the Tensar Holdings Commodities Purchase Agreement and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Obligations to the extent permitted hereunder.
     “Subordinated Obligations Default” shall mean a default in the payment of all or any portion of the Subordinated Obligations or in the performance of any term, covenant or condition contained in one or more Subordinated Documents or any other occurrence permitting the Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Obligations.
     “Subordinated Obligations Default Notice” shall mean a written notice from the Subordinated Creditor or the Credit Party to the Senior Creditor pursuant to which the Senior Creditor is notified of the occurrence of a Subordinated Obligations Default, which notice incorporates a reasonably detailed description of the Subordinated Obligations Default and which notice expressly states that it is a “Subordinated Obligations Default Notice” hereunder.
     “Subsidiary” shall mean, as to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.
2. Subordination.
     2.1 Subordination of Subordinated Obligations to Senior Obligations. The Credit Party covenants and agrees, and the Subordinated Creditor by its acceptance of the Subordinated Documents to which it is a party (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Documents, that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Obligations, Each holder of Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Obligations in reliance upon the provisions contained in this Agreement.
     2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Credit Party or any Subsidiary of the Credit Party:
     (a) All Senior Obligations shall first be indefeasibly paid in full in cash and all commitments to enter into commodities purchase transactions under the Senior Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Obligations (other than a distribution of Permitted Subordinated Obligations Payments consisting of Reorganization Subordinated Securities if the Subordinated Creditor and the Senior Creditor shall have entered into such supplements to or modifications to this Agreement as the Senior Creditor may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Obligations (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein).
     (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Obligations (other than a distribution of Reorganization Subordinated Securities if the Subordinated Creditor and the Senior Creditor shall have entered into such supplements to or modifications to this Agreement as the Senior Creditor may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Obligations (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein) shall be paid or delivered directly to the Senior Creditor (to be held and/or applied by the Senior Creditor in accordance with the terms of the Senior Documents) until all Senior Obligations are indefeasibly paid in full in cash and any and all commitments under the Senior Documents shall have been terminated. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Creditor. The Subordinated Creditor also irrevocably authorizes and empowers the Senior Creditor, in the name of the Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.
     (c) The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Obligations or any liens and security interests securing the Senior Obligations.
     (d) The Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations requested by the Senior Creditor in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints the Senior Creditor as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Subordinated Creditor promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of the Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided that the Senior Creditor shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Senior Creditor votes any claim in accordance with the authority granted hereby, the Subordinated Creditor shall not be entitled to change or withdraw such vote.
     (e) The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditor and the Subordinated Creditor even if all or part of the Senior Obligations or the security interests securing the Senior Obligations are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations or any representative of such holder.
2.3 Subordinated Obligations Payment Restrictions.
     (a) Notwithstanding the terms of the Subordinated Documents, the Credit Party hereby agrees that it may not make, directly or indirectly, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Obligations until the Senior Obligations are indefeasibly paid in full in cash and all commitments to enter into commodities purchase transactions under the Senior Documents have terminated other than Permitted Subordinated Obligations Payments subject to the terms of subsection 2.2 of this Agreement; provided, however, that the Credit Party and the Subordinated Creditor further agree that no Permitted Subordinated Obligations Payment may be made by the Credit Party, directly or indirectly, or accepted by the Subordinated Creditor if, at the time of such payment:

     (i) a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or
     (ii) subject to paragraph (d) of this subsection 2.3, (A) the Credit Party and the Registered Subordinated Creditor shall have received a Senior Default Notice from the Senior Creditor stating that a Senior Covenant Default exists or would be created by the making of such payment, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received.
     (b) The Credit Party may resume Permitted Subordinated Obligations Payments (and may make any Permitted Subordinated Obligations Payments missed due to the application of paragraph (a) of this subsection 2.3) in respect of the Subordinated Obligations or any judgment with respect thereto:
     (i) in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this subsection 2.3, upon a cure or waiver thereof; or
     (ii) in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this subsection 2.3, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults or (B) the expiration of such period of 180 days.
     (c) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.3 unless and until the Credit Party shall have received a written waiver from the Senior Creditor.
     (d) Notwithstanding any provision of this subsection 2.3 to the contrary:
     (i) the Credit Party shall not be prohibited from making, and the Subordinated Creditor shall not be prohibited from receiving, Permitted Subordinated Obligations Payments under clause (ii) of paragraph (a) of this subsection 2.3 for more than an aggregate of 180 days within any period of 360 consecutive days;
     (ii) no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this subsection 2.3 shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days, be used as a basis for any subsequent such notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults); and
     (iii) the failure of the Credit Party to make any Distribution with respect to the Subordinated Obligations by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Subordinated Obligations Default under the applicable Subordinated Documents.

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2.4 Subordinated Obligations Standstill Provisions.
     (a) Until the Senior Obligations are indefeasibly paid in full in cash and any and all commitments under the Senior Documents shall be terminated, the Subordinated Creditor shall not, without the prior written consent of the Senior Creditor, take any Enforcement Action with respect to the Subordinated Obligations, until the earliest to occur of the following and in any event no earlier than five (5) business days after the Senior Creditor’s receipt of written notice of the Subordinated Creditor’s intention to take any such Enforcement Action:
     (i) acceleration of the Senior Obligations; or
     (ii) the passage of 180 days from the delivery of a Subordinated Obligations Default Notice to the Senior Creditor if any Subordinated Obligations Default described therein shall not have been cured or waived within such period.
Notwithstanding the foregoing, on or after (but not before) the filing of a Proceeding under the Bankruptcy Code involving the Credit Party, the Subordinated Creditor may (a) accelerate the Subordinated Obligations and (b) file proofs of claim against the Credit Party. Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Creditor shall in any event be held in trust by it for the benefit of the Senior Creditor and promptly be paid or delivered to the Senior Creditor in the form received until all Senior Obligations are indefeasibly paid in full in cash and all commitments to engage in commodities purchase transactions under the Senior Documents shall have been terminated.
     (b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Obligations by the Senior Creditor such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this subsection 2.4.
     2.5 Incorrect Payments. If any Distribution on account of the Subordinated Obligations not permitted to be made by the Credit Party or accepted by the Subordinated Creditor under this Agreement is made and received by the Subordinated Creditor, such Distribution shall not be commingled with any of the assets of the Subordinated Creditor, shall be held in trust by the Subordinated Creditor for the benefit of the Senior Creditor and shall be promptly paid over to the Senior Creditor for application (in accordance with the Senior Documents ) to the payment of the Senior Obligations then remaining unpaid, until all of the Senior Obligations is paid in full.
     2.6 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. Until the Senior Obligations have been indefeasibly paid in full in cash and any and all lending commitments under the Senior Documents have terminated, any liens and security interests of the Subordinated Creditor in the Tensar Holdings Collateral which may exist in breach of the Subordinated Creditor’s agreement pursuant to subsection 3.2(f) or subsection 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of the Senior Creditor in the Tensar Holdings Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Obligations, the Senior Documents, or the liens and security interests of the Senior Creditor in the Tensar Holdings Collateral securing the Senior Obligations. In the event that the Subordinated Creditor obtains any liens or security interests in the Tensar Holdings Collateral, the Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to the Senior Creditor such termination statements and releases as the Senior Creditor shall request to effect the release of the liens and security interests of the Subordinated Creditor in such Tensar Holdings Collateral. In furtherance of the foregoing, the Subordinated Creditor hereby irrevocably appoints the Senior Creditor as its attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise, to execute and deliver any document or instrument which the Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.
     2.7 Legends. Until the termination of this Agreement in accordance with Section 15 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Document that is an instrument or chattle paper, as well as any renewals or replacements thereof, the following legend:
“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of October 31, 2005, by and among TCH Funding Corp., Tensar Holdings Inc. (the “Credit Party”) and TCO Funding Corp. (together with its successors and assigns, the “Senior Creditor”), to all of the obligations and liabilities owed by the Credit Party pursuant to that certain Lease Agreement, Working Capital Murabaha Facility Agreement and Second Lien Commodities Purchase Agreement, in each case, dated as of October 31, 2005, by and among TCO Funding Corp., Tensar Holdings and the subsidiaries of Tensar Holdings and other Persons party thereto, as each may be amended, supplemented or otherwise modified from time to time and to any and all obligations and liabilities refinancing the obligations and liabilities under such agreements as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”
3. Modifications.
     3.1 Modifications to Senior Documents. The Senior Creditor may at any time and from time to time without the consent of or notice to the Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Obligations, or amend or modify in any manner the Senior Documents; provided that the Senior Creditor shall not amend or modify the Senior Documents to (a) increase the stated amount of the Senior Obligations (except as permitted by the definition of Senior Obligations herein), (b) increase the rental rate or agreed profit margins with respect to the Senior Obligations by more than 300 basis points per annum, excluding the imposition of a default rental rate or default agreed profit rate of 2% per annum, (c) extend the final maturity of the Senior Obligations (as set forth in the Senior Documents in effect on the date hereof) by more than one year, or (d) shorten the scheduled amortization of any portion of the Senior Obligations (as set forth in the Senior Documents in effect on the date hereof).
     3.2 Modifications to Subordinated Documents. Until the Senior Obligations have been indefeasibly paid in full in cash and any and all commitments under the Senior Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Documents, the Subordinated Creditor shall not, without the prior written consent of the Senior Creditor, agree to any amendment, modification or supplement to the Subordinated Documents the effect of which is to (a) increase the maximum stated amount of the Subordinated Obligations or rate of Agreed Profit (or cash pay rate of Agreed Profit ) (excluding the imposition of a default rate of Agreed Profit of 2% per annum) on any of the Subordinated Obligations, (b) shorten the maturity of, or advance the payment date of any scheduled or required payment of, any Subordinated Obligations or advance the dates on which any Agreed Profit on any Subordinated Obligations is due so as to cause such Agreed Profit to be due or payable on an earlier date, (c) change to make more restrictive or add any event of default or any covenant with respect to the Subordinated Obligations, (d) change or add any redemption or prepayment provisions of the Subordinated Obligations, (e) alter the subordination provisions with respect to the Subordinated Obligations, including, without limitation, subordinating the Subordinated Obligations to any other indebtedness, (f) take any liens or security interests in any assets of the Credit Party or (g) change or amend any other term of the Subordinated Documents if such change or amendment would result in a Senior Default or confer additional material rights on the Subordinated Creditor or any other holder of the Subordinated Obligations in a manner adverse to the Senior Creditor.
     3.3 Tensar Guarantees. The Subordinated Creditor may not seek or obtain from any Subsidiary of Tensar Holdings any agreement or arrangement whereby such Subsidiary guarantees or secures in any manner any Subordinated Obligations or any portion thereof.
4. Representations and Warranties.
     4.1 Representations and Warranties of the Subordinated Creditor. The Subordinated Creditor represents and warrants to the Senior Creditor that as of the date hereof: (a) the Subordinated Creditor is duly formed and validly existing under the laws of the state of its formation; (b) the Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Subordinated Creditor will not violate or conflict with the organizational documents of the Subordinated Creditor, any material agreement binding upon the Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Documents and the Subordinated Obligations; and (f) the Subordinated Obligations are, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Credit Party.
     4.2 Representations and Warranties of the Senior Creditor. The Senior Creditor hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (a) the Senior Creditor is a corporation duly formed and validly existing under the laws of the State of Delaware; (b) the Senior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Senior Creditor will not violate or conflict with the organizational documents of the Senior Creditor, any material agreement binding upon the Senior Creditor or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Senior Creditor, enforceable against the Senior Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.
5. Subrogation. Subject to the indefeasible payment in full in cash of all Senior Obligations and the termination of any and all commitments under the Senior Documents, the Subordinated Creditor shall be subrogated to the rights of the Senior Creditor to receive Distributions with respect to the Senior Obligations until the Subordinated Obligations are paid in full. The Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Obligations is recovered from the holders of the Senior Obligations in a Proceeding or otherwise, any Distribution received by the Subordinated Creditor with respect to the Subordinated Obligations at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Subordinated Creditor in trust as property of the holders of the Senior Obligations and the Subordinated Creditor shall forthwith deliver the same to the Senior Creditor for application to the Senior Obligations until the Senior Obligations are paid in full. A Distribution made pursuant to this Agreement to the Senior Creditor which otherwise would have been made to the Subordinated Creditor is not, as between the Credit Party and the Subordinated Creditor, a payment by the Credit Party to or on account of the Subordinated Obligations.
6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Creditor and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.
     Notices shall be addressed as follows:
If to Subordinated Creditor:
TCH Funding Corp.
c/o Global Securitization Services, LLC
445 Broad Hollow Road
Suite 239
Melville, New York 11747
Attn: Andrew Stidd
Telephone: (631) 930-7203
Facsimile: (212) 302-8767
with a copy to:
American Capital Strategies, Ltd.
2200 Ross Avenue
Suite 4500W
Dallas,TX 75201
Attention: Darin Winn
Telecopier No.: (214) 273-6635
Telephone No.: (214) 273-6650
with a copy to:
Patton Boggs LLP
2001 Ross Avenue
Suite 3000
Dallas, TX 75201
Attention: Charles P. Miller
Telecopier No.: (214) 758-1550
Telephone No.: (214) 758-1500

If to the Credit Party:
Tensar Holdings, Inc.
5871 Glenridge Drive, Suite 330
Atlanta, Georgia 30328
Attn: Katherine Spear
Telephone: (404) 214 – 6296
Facsimile: (404) 214 – 3861
with copies to:
Arcapita, Inc.
75 Fourteenth Street, 24th Floor
Atlanta, Georgia 30309
Attention: E. Stockton Croft
Telephone: (404) 920-9000
Facsimile: (404) 920-9001
and:	King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Attention: Isam Salah Telephone: (212) 556-2140 Facsimile: (212) 556-2222
If to Senior Creditor:
TCO Funding Corp.
c/o Global Securitization Services, LLC
445 Broad Hollow Road
Suite 239
Melville, New York 11747
Attn: Andrew Stidd
Telephone: (631) 930-7203
Facsimile: (212) 302-8767

with a copy to
Credit Suisse
11 Madison Avenue
New York, NY 10010
Attention: John Burke
Telecopier No.: (212) 325-8304
Telephone No.: (212) 325-4708
American Capital Strategies, Ltd.
2200 Ross Avenue
Suite 4500W
Dallas, TX 75201
Attention: Jeffrey N. MacDowell
Telecopier No.: (214) 273-6633
Telephone No.: (214) 273-6633
with copy to
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Michele Penzer
Telecopier No.: (212) 751-4864
Telephone No.: (212) 906-1200
Patton Boggs LLP
2001 Ross Avenue
Suite 3000
Dallas, TX 75201
Attention: Charles P. Miller, Esq.
Telecopier No.: (214) 758-1550
Telephone No.: (214) 758-1565
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8. If any Person becomes the Subordinated Creditor and does not become a Registered Subordinated Creditor by obtaining an acknowledged notice of its address (including telecopy number) from the Senior Creditor, the Subordinated Creditor shall be deemed to have received a copy of each Senior Default Notice concurrently with the delivery thereof to the Registered Subordinated Creditor in accordance with the foregoing.
9. Successors and Assigns; Sale, Transfer or other Disposition of Subordinated Obligations.
     9.1 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Creditor, the Subordinated Creditor and the Credit Party. To the extent permitted under the Senior Documents, the Senior

Creditor may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Obligations shall, subject to the terms hereof, be and remain Senior Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Obligations, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.
9.2 Sale, Transfer or other Disposition of Subordinated Obligations.
     (a) Concurrently with any sale, assignment, pledge, disposition of or other transfer of all, but not less than all, of the Subordinated Obligations or any Subordinated Obligations Document, the transferee thereof shall execute and deliver to the Senior Creditor an agreement in the form of Exhibit A attached hereto (the “ Joinder Agreement”).
     (b) Notwithstanding the failure of any transferee to execute or deliver the Joinder Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 9.1 hereof.
10. Relative Rights. This Agreement shall define the relative rights of the Senior Creditor and the Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Credit Party and the Senior Creditor and as between the Credit Party and the Subordinated Creditor, the obligation of the Credit Party with respect to the payment of the Senior Obligations and the Subordinated Obligations in accordance with their respective terms or (b) affect the relative rights of the Senior Creditor or the Subordinated Creditor with respect to any other creditors of the Credit Party.
11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Documents or the Senior Documents, the provisions of this Agreement shall control and govern.
12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
15. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Obligations and the termination of any and all commitments to engage in commodities the Senior Documents after which this Agreement shall, except as otherwise set forth herein, including, without limitation, subsection 2.2(e) hereof, terminate without further action on the part of the parties hereto.
16. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.
17. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK, NEW YORK AND IRREVOCABLY AGREES THAT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE SUBORDINATED CREDITOR AND THE CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE SUBORDINATED CREDITOR AND THE CREDIT PARTY HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE SUBORDINATED CREDITOR AND THE CREDIT PARTY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 8 OF THIS AGREEMENT OR ANY JOINDER AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DOCUMENTS OR ANY OF THE SENIOR DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SUBORDINATED DOCUMENTS AND THE SENIOR DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
(Signature page follows)

     IN WITNESS WHEREOF, the Subordinated Creditor, the Credit Party and the Senior Creditor have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR

TCH FUNDING CORP.

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: President

SENIOR CREDITOR:

TCO FUNDING CORP.

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: President
[Signature Page to TCH-TCO Subordination Agreement]

              The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

TENSAR HOLDINGS, INC., a Delaware
corporation

By:	/s/ E. Stockton Croft
Name: E. Stockton Croft
Title: President
[Signature Page to TCH-TCO Subordination Agreement]

Execution Copy
EXHIBIT A
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT NO.                      TO SUBORDINATION AND
INTERCREDITOR AGREEMENT
     This Joinder Agreement is made as of                     , by and among [                     ] (“New Subordinated Obligations Holder”) and each of the undersigned that are also party to that certain Subordination and Intercreditor Agreement dated as of October 31, 2005 (as supplemented, amended or otherwise modified from time to time, the “Subordination Agreement”; capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Subordination Agreement).
R E C I T A L S
          The Subordination Agreement requires that any transferee of Subordinated Obligations become party thereto by executing and delivering an agreement in the form of this Joinder Agreement.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     1. New Subordinated Obligations Holder hereby acknowledges that it has received a copy of, and has reviewed, the Subordination Agreement in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement pursuant to the terms of the Subordination Agreement.
     2. Any notice to be delivered under the Subordination Agreement to New Subordinated Obligations Holder shall be delivered to New Subordinated Obligations Holder in accordance with Section 8 of the Subordination Agreement addressed as follows:

.

Attention:
Telephone: (___) ____-____
Telecopier: (___) ____-____
with a copy to:
Exhibit A - 1

.

Attention:
Telephone: (___) ____-____
Telecopier: (___) ____-____
     3. New Subordinated Obligations Holder hereby joins in the Subordination Agreement as the Subordinated Creditor thereunder and agrees to be bound by all the terms, conditions and provisions of the Subordination Agreement as the Subordinated Creditor with the same force and effect as if New Subordinated Obligations Holder was, effective as of the date of this Joinder Agreement, a party to the Subordination Agreement as an original signatory thereto.
     4. This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed signature page to this Joinder Agreement by any party hereto by facsimile transmission shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such Person.
     5. This Joinder Agreement shall be governed and construed in accordance with the laws (without regarding to the conflicts of law principles) of the State of New York.
     6. This Joinder Agreement and the Subordination Agreement shall be binding upon each New Subordinated Obligations Holder and their respective successors and assigns.
<Signature Pages Follow>
Exhibit A - 2

Execution Copy
     IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the undersigned as of the date indicated on the first page of this Joinder Agreement.

[NEW SUBORDINATED OBLIGATIONS
HOLDER], as the Subordinated Creditor

By:

Name:
Title:
Exhibit A - 1

Execution Copy

SUBORDINATED CREDITOR

TCH FUNDING CORP.

By:

Name:
Title:

SENIOR CREDITOR:

TCO FUNDING CORP.

By:

Name:
Title:
[Signature Page to the
Joinder Agreement No.                    ]

Execution Copy
     The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

TENSAR HOLDINGS, INC. a Delaware corporation

By:

Name:

Title:

[Signature Page to the
Joinder Agreement No.                     ]